UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2020, Beacon Roofing Supply, Inc. (the “Company”) and Beacon Sales Acquisition, Inc. updated existing restrictive covenant agreements with senior management by entering into a new comprehensive Executive Severance and Restrictive Covenant Agreement (the “Severance Agreement”) with each of Julian G. Francis, Frank A. Lonegro, C. Eric Swank, Christopher A. Harrison, Ross D. Cooper and certain other members of senior management (each, an “Executive” and collectively, the “Executives”). The Board of Directors of the Company, upon the recommendation of its Compensation Committee, approved the Severance Agreement after reviewing the Company’s existing Restrictive Covenant Agreements to Accompany Special Restricted Stock Unit Awards (the “Original Restrictive Covenant Agreement”) and consulting with its independent compensation consultant regarding competitive market practices. The Severance Agreement supersedes each Executive’s Original Restrictive Covenant Agreement with the Company.

Restrictive Covenants.  The Severance Agreement contains non-competition provisions continuing through a restriction period. The restriction period is 12 months in the case of termination by the Company for cause or by Executive without good reason. The restriction period is 24 months (36 months in the case of the CEO) in the case of a termination by the Company without cause or by Executive for good reason. In the case of a 12-month restriction period (termination for cause or voluntary resignation without good reason), the non-competition provisions shall apply broadly with respect to industry participants. In the case of a 24-month or 36-month restriction period (termination without cause or for good reason), the non-competition provisions shall only apply with respect to a list of industry participants identified in, or pursuant to, the Severance Agreement. During the applicable restriction period, the Executive will be subject to covenants with respect to non-solicitation, non-disparagement, and non-endorsement of competing products. The Executives are also subject to a perpetual confidentiality covenant.

Executive Severance.  In the event the Company terminates an Executive without cause or an Executive terminates for good reason, the Company shall provide the Executive with the following payments and benefits:

•	18 months of annual base salary (24 months in the case of the CEO), paid in equal periodic installments on the Company’s regular payroll dates;
•	150% (200% in the case of the CEO) of the Executive’s target annual cash incentive, paid in equal periodic installments over the salary continuation period;
•	the annual cash incentive with respect to any fiscal year completed prior to the termination date but not yet paid, paid in a lump sum on the date such cash incentive is paid to other employees;
•	to the extent Executive elects health benefit continuation under COBRA, continued participation in Beacon’s health plan at active employee rates for 12 months (18 months in the case of the CEO); and
•	continued vesting in all unvested equity awards that are scheduled to vest in the 12-month period following the termination date.

Executive’s receipt of the above payments and benefits is conditioned upon the execution and delivery, not subsequently revoked, of a waiver and release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: September 11, 2020	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro
Executive Vice President & Chief Financial Officer